Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-236949 on Form S-8 of our report dated February 25, 2021, relating to the financial statements of GFL Environmental Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

February 25, 2021